CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-3 of China Green Agriculture Inc. and Subsidiaries of our report dated September 19, 2008 on our audits of the financial statements of China Green Agriculture Inc. and Subsidiaries as of June 30, 2008 and 2007 and the results of their operations and cash flows for the years then ended, and the reference to us under the caption "Experts".

Kabani & Company, Inc.
Los Angeles, California

June 08, 2009